Exhibit 10.19

COGNOVIT PROMISSORY NOTE

$1,273,888.00	Canton, Stark County, Ohio, July 10th, 2017

FOR VALUE RECEIVED, the undersigned, HOF VILLAGE, LLC, a Delaware limited liability company (the “Borrower”), promises to pay to the order of NATIONAL FOOTBALL MUSEUM, INC., an Ohio non-profit corporation dba PRO FOOTBALL HALL OF FAME (the “Lender”), whose address for payment and notice purposes is 2121 George Halas Drive NW, Canton, Ohio 44708, the principal sum of One Million Two Hundred Seventy-Three Thousand Eight Hundred Eighty-Eight and 00/100s Dollars ($1,273,888.00), together with any interest thereon as hereinafter provided.

1. Interest. This Note shall accrue interest on the unpaid principal balance at the rate of one and twenty-two hundredths percent (1.22%) per annum until it is paid in full. Interest shall be computed on the basis of a 365-day year and actual days elapsed.

2. Payment. The Borrower shall pay the entire principal amount plus accrued interest in full on or before December 31, 2017. The amount due under this Note may be prepaid in whole or in part at any time without penalty.

3. Place of Payment. The payment to be made hereunder shall be made by check at the address set forth above, or at such other place as Lender may from time to time designate in writing.

4. Late Payment Fee. If payment is not made when due, then Borrower agrees to pay Lender a late payment fee equal to five percent (5%) of the outstanding amount until Borrower pays in full.

5. Default & Remedies. The occurrence of any one or more of the following events with respect to Borrower constitutes an event of default hereunder (“Event of Default”): (a) if Borrower fails to pay when due any payment of principal and/or interest hereunder; (b) if under the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a “Bankruptcy Law”), Borrower (i) commences a voluntary case or proceeding, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a trustee, receiver, assignee, liquidator or similar official, (iv) makes an assignment for the benefit of its creditors, or (v) admits in writing its inability to pay its debts as they become due; (c) if a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against Borrower in an involuntary case, (ii) appoints a trustee, receiver, assignee, liquidator or similar official for Borrower or substantially all of Borrower’s properties, or (iii) orders the liquidation of Borrower, and in each case the order or decree is not dismissed within 120 days; or (d) Borrower shall fail to observe or perform any other term or condition of this Note. Upon the occurrence of an Event of Default hereunder, the entire amount then remaining unpaid on this Note and accrued interest shall, at the option of the Lender, to be exercised at any time thereafter, become due and payable at once without notice, notice of the exercise of such option hereby expressly waived; and Lender may also exercise any and all rights and remedies available to it under applicable law. Borrower hereby expressly agrees to pay any and all costs or expenses, including attorneys’ fees, which Lender may incur for the enforcement and collection of this Note.

6. Further Conveyance of Collateral. It is anticipated that Borrower will transfer the real property securing this Note to an entity related to Borrower at a future date for the purpose of further development of the Hall of Fame Village project. It shall be an express requirement under this Note that at the time Borrower conveys any lots to a related entity, such entity shall grant a mortgage in favor of Lender as further security for the amounts due under this Note. Further, such related entity shall join Borrower in agreeing to pay the amounts set forth hereunder and to that end agrees that it shall enter into such security agreements as required by Lender. Regardless of any further mortgage, any promise to pay the debt hereunder or partial assignment of this note by such related entity, Borrower shall continue to be liable for all amounts due hereunder and the mortgage of even date securing this Note shall continue in full force and effect. Borrower’s failure to comply with this Section 6 shall constitute and Event of Default hereunder.

7. Entire Agreement. Borrower agrees that there are no conditions or understandings which are not expressed in this Note and the documents referred to herein.

8. Severability. The declaration of invalidity of any provision of this Note shall not affect any part of the remainder of the provisions.

9. Assignment. Borrower agrees not to assign any of Borrower’s rights, remedies or obligations described in this Note without the prior written consent of Lender, which consent may be withheld in Lender’s sole discretion. Borrower agrees that Lender may assign some or all of its rights and remedies described in this Note, and upon assignment, Lender shall provide written notice to Borrower.

10. Modification; Waiver of Lender. The modification or waiver of any of Borrower’s obligations or Lender’s rights under this Note must be contained in a writing signed by Lender. A waiver on one occasion shall not constitute a waiver on another occasion. Borrower’s obligations under this Note shall not be affected if Lender amends, compromises, exchanges, fails to exercise, impairs or releases (i) any of the obligations belonging to any co-borrower, endorser or guarantor, if any, (ii) any of its rights against any co-borrower, guarantor or endorser, if any, or (iii) the collateral or any other property securing Borrower’s obligations.

11. Waivers. The Borrower waives presentment for payment, protest and demand, and notice of protest, demand and/or dishonor and nonpayment of this Note, and all other notices or demands required by law that the Borrower may lawfully waive. The Lender may extend from time to time a payment due under this Note without in any way affecting the liability of the Borrower. No unilateral consent or waiver by the Lender with respect to any action or failure to act which, without consent, would constitute a breach of any provision of this Note is valid and binding unless in writing and signed by the Lender.

12. Governing Law. This Note has been executed at Stark County, Ohio, on the date first above written. This Note shall be governed by the laws of the state of Ohio other than those relating to conflicts of laws. All disputes arising under this Note shall be litigated in the Stark County Court of Common Pleas and the parties consent to submit themselves to the jurisdiction and venue of that court.

13. Waiver of Notice and Presentment. Borrower waives presentment, demand, notice, protest, and notice of demand, protest or nonpayment, after the obligation on this Note and/or any other liabilities becomes due by acceleration or otherwise. No judgment or judgments against the undersigned Borrower shall be a bar to a subsequent judgment or judgments against the undersigned Borrower against whom judgment has not been obtained hereon. Furthermore, upon occurrence of any of the events or conditions deemed to constitute a default, Borrower waives demand and agrees that Lender may, among other remedies, take possession of any collateral, either by lawful self-help or seizure under court authority, before or after judgment, and Borrower expressly waives notice or hearing before any such possession or seizure.

14. Power to Confess Judgment. The Borrower hereby authorizes any attorney at law to appear in any court of record and lawful jurisdiction in the State of Ohio or any other state or territory of the United States at any time after this Note becomes due, by acceleration or otherwise, to admit the maturity of this Note, to waive the issuance and service of process and confess judgment against the undersigned in favor of payee or any other holder of this Note, for the amount then appearing due, together with costs of suit and other reasonable collection expenses, and thereupon to release and waive all errors, right of appeal, and stay of execution; but, no such judgment or judgments against less than all of those obligated on this Note shall bar subsequent judgment or judgments against any of the undersigned against whom judgment has not been obtained hereon. The Borrower hereby waives presentment, demand, protest, notice of protest, and notice of nonpayment of this Note. Furthermore, upon occurrence of any of the events or conditions deemed to constitute default, the Borrower waives demand and agrees that the Lender may, among other remedies, take possession of the collateral, if any, either by lawful self-help or seizure under court authority, before or after judgment, and the undersigned expressly waives note or hearing before any such repossession or seizure.

15. Captions. The captions appearing on this Note are for reference purposes only and shall not in any way limit or otherwise affecting the meaning, content, or interpretation of this Note.

The Borrower signed this Note at Canton, Ohio, Stark County, this 10th day of July, 2017.

 WARNING—BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR, WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

HOF VILLAGE, LLC, a Delaware limited liability company

By:

Its:

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